Exhibit 10.9

SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Second Amendment to Convertible Promissory Note (the “Second Amendment”) is entered into as June 7, 2010 by and between DIONICS, INC., a Delaware corporation (hereinafter called the “Company”), and BERNARD L. KRAVITZ (the “Holder”).

A.

On May 1, 2009, the Company issued to the Holder a Convertible Promissory Note in the aggregate principal amount of Two Hundred Twenty-Five Thousand Dollars and No Cents ($225,000.00), as amended on October 30, 2009 (hereinafter, as amended, the “Note”; all capitalized terms used in this Second Amendment which are not defined herein, but which are defined in the Note, shall have the respective meanings ascribed thereto in the Note).

B.

The Note currently provides that the conversion price shall be (i) $0.09 per share until October 30, 2010, (ii) $0.14 per share between October 31, 2010 and April 30, 2011, and (iii) $0.19 per share between May 1, 2011 and April 30, 2012.

C.

The parties desire to amend the conversion privileges contained in the Note to provide that the conversion price shall be $0.09 per share until April 30, 2011.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

The first sentence of Section 1.1 of the Note is hereby deleted and the following is inserted in lieu thereof:

“The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, or other securities of the Company, at the conversion price (the “Conversion Price”) of (i) $0.09 per share of Common Stock in the event a Notice of Conversion (as hereinafter defined) is submitted prior to April 30, 2011, and (ii) $0.19 per share of Common Stock in the event a Notice of Conversion is submitted between May 1, 2011 and April 30, 2012.”

2.

Except as otherwise provided in this Second Amendment, all of the terms, covenants and conditions of the Note shall remain in full force and effect.

3.

All references to the term “Note” in the Note shall be deemed to refer to the Note, as modified by this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

COMPANY:

DIONICS, INC.

By:

/s/ Bernard L. Kravitz

Name:

Bernard L. Kravitz

Title:

President

HOLDER:

/s/ Bernard L. Kravitz

BERNARD L. KRAVITZ

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